CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our reports dated June 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia Bond Fund’s, Columbia Corporate Income Fund’s, Columbia Multi-Asset Income Fund’s, Columbia Small Cap Value Fund I’s, Columbia Total Return Bond Fund’s, and Columbia U.S. Treasury Index Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 24, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our report dated June 23, 2017, relating to the financial statements and financial highlights, which appears in Multi-Manager Directional Alternative Strategies Fund’s Annual Report on Form N-CSR for the year ended April 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 24, 2017